SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 3, 2008



                       U.S. HELICOPTER CORPORATION (Exact
                   Name of Registrant as Specified in Charter)



     Delaware                            001-32580             27-0096927
---------------------------------        -------------      ------------------
(State or Other Jurisdiction of          (Commission           (IRS Employer
Incorporation or Organization)           File Number)        Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport,
New York, NY                                                     10004
------------------------------------------------------------     -----
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------


                                 Not Applicable
             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 3, 2008, U.S. Helicopter Corporation ("we", "us" or the "Company") closed on a $250,000 bridge loan financing pursuant to a Note Purchase Agreement dated September 30, 2008 with one investor (the "Investor"), pursuant to which we issued a total of $250,000 in principal amount of convertible notes (the "Note"). The Note is repayable on September 30, 2009. To secure repayment of the Note, certain third parties agreed to pledge a total of 25,000 shares of common stock (the "Collateral") of an unrelated, privately held third party corporation pursuant to the terms and provisions of a Pledge and Escrow Agreement.

         The Note bears interest at the rate of 15% per annum based on a 365-day year, of which 60 days' worth of interest, equal to $$6,250, was prepaid on the closing of the Note. As additional consideration, we paid the Investor upon the closing of the Note an origination fee of five percent (5%) of the amount of the loan, equal to $12,500. We received net proceeds of approximately $185,000 after deducting prepaid interest and fees and expenses of the offering. We plan to use the net proceeds received in this financing for working capital.

         The Note, together with accrued but unpaid interest, is convertible at the option of the Investor, into shares of our common stock, par value $0.001 per share (the "Common Stock"), at a price equal to $0.20 per share. The shares issuable upon conversion of the Note are entitled to piggyback registration rights.
         In connection with the Note financing, we agreed to issue to the Investor warrants to purchase up to 1,250,000 shares of Common Stock, which have an exercise price of $0.20 per share and a term of five years from the date of issuance. The shares of Common Stock issuable upon exercise of such warrant are entitled to piggyback registration rights.

         Certain members of our management agreed to transfer 125,000 shares of Common Stock to the Investor as an inducement to purchase the Note. Such shares are also entitled to piggyback registration rights. In addition, certain members of our management have agreed to transfer a total of 154,167 shares of Common Stock to the Pledgors and certain third parties as an inducement to the Pledgors to pledge the Collateral, in consideration of an existing lender's agreement to forbear from exercising its rights under its outstanding note agreement, and other consideration.

         Commissions paid by us in connection with this transaction consisted of an 8% placement fee to certain third parties. In addition, we agreed to pay to the Pledgors fees totaling $25,000 as an inducement to pledge the Collateral securing the repayment of the Note.

            The purpose of the Note financing was to provide working capital to us pending completion of an institutional financing. We are also in the process of seeking additional bridge financing of up to approximately $1,250,000. We have been seeking $20.0 million of long term equity financing during the past several months. We have met with a number of strategic investors who have experience in long term aviation finance. We believe that we will conclude such a financing on or before December 1, 2008. We cannot provide assurance, however, that we will be successful in obtaining the required short-term bridge financing or long-term equity financing that we are seeking on a timely basis or at all.

         Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.
                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 10, 2008

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)



                                            By:   /s/ George J. Mehm, Jr.
                                                --------------------------------
                                                George J. Mehm, Jr.
                                                Chief Financial Officer and
                                                Sr. Vice President